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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 17, 1999
                        (Date of earliest event reported)


                                Ceres Group, Inc.
             (Exact Name or Registrant as specified in its charter)


        Delaware                           0-8483               34-1017531
        --------                           ------               ----------
 (State or other jurisdiction of        (Commission           (IRS Employer
        Incorporation)                  File Number)      Identification Number)


                  17800 Royalton Road, Strongsville, Ohio 44136
                  ---------------------------------------------
               (Address of Principle Executive Offices) (Zip Code)

                                 (440) 572-2400
                                 --------------
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

         On February 17, 1999, Ceres Group, Inc. ("Ceres") acquired Continental General Corporation and its wholly-owned insurance subsidiary, Continental General Insurance Company ("CGIC"), from the Western and Southern Life Insurance Company of Cincinnati, Ohio, for $84.5 million in cash. CGIC provides health and life insurance products for the senior market, including long term care, Medicare supplement, and senior life and annuity products, as well as major medical plans. Funds for the acquisition were provided as follows: $40 million from a syndicate of banks arranged by Chase Securities Inc.; $15.0 million from 2,000,000 newly-issued shares of common stock, par value $0.001 per share, of Ceres (the "Shares"); and the balance from cash available at Ceres.

         Concurrently with the closing, CGIC entered into a reinsurance agreement with Reassurance Company of Hannover reinsuring 50% of all business in force at CGIC on February 1, 1999 for a ceding allowance of $13.0 million.

         CGIC had approximately $215 million in premiums in 1998 and at December 31, 1998 had approximately $400 million in assets and $37 million in statutory capital and surplus. The administrative functions of CGIC are expected to remain in Omaha, Nebraska and will be the base for Ceres' senior market operations.

         Under the terms of the Credit Agreement, dated as of February 17, 1999, among Ceres, the lending institutions listed from time to time on Annex I thereto and The Chase Manhattan Bank ("Chase"), as Administrative Agent (the "Credit Agreement"), the first principal payment of $3.0 million is due February 17, 2000. Quarterly payments are due thereafter starting with $1.0 million through February 17, 2001; $1.5 million thereafter through February 17, 2002; and $2.25 million every three months thereafter to February 17, 2005. Interest on the outstanding balance will be determined based on whether Ceres selects a "Base Rate Loan" or a "Eurodollar Loan." Under the Base Rate Loan, the interest rate will be 2.5% per annum plus the higher of (x) the rate which is 1/2 of 1% in excess of a federal funds rate and (y) Chase's prime rate as in effect from time to time. Under the Eurodollar Loan, the interest rate will be 3.5% per annum plus a Eurodollar rate which is the arithmetic average of the offered quotation to first-class banks in the interbank Eurodollar market by Chase, adjusted for certain reserve requirements.

         The Credit Agreement contains financial and other covenants with respect to Ceres that, among other matters: (1) prohibit the payment of cash dividends on the Shares, except upon compliance with certain conditions; (2) restrict the creation of liens and sales of assets; and (3) require that Ceres maintain (a) a leverage ratio (consolidated debt to consolidated total capital) of 0.50 to 1.00 through December 31, 1999, 0.45 to 1.00 thereafter through December 31, 2000, 0.40 to 1.00 thereafter through December 31, 2001, and 0.35 to 1.00 thereafter, (b) an interest coverage ratio (consolidated EBITDA to consolidated interest expense) of 2.0 to 1 through December 31, 1999, 2.5 to 1 through December 31, 2000, and 3.0 to 1 thereafter, (c) a minimum risk-based capital ratio for any regulated insurance company subsidiary of Ceres of not less than 125%, and (d) a

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minimum consolidated net worth of $35.0 million through December 31, 1999, $40.0 million thereafter through December 31, 2000, $50.0 million thereafter through December 31, 2001, $60.0 million thereafter through December 31, 2002, and $70.0 million thereafter. This description of the Credit Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement is attached to this Form 8-K as Exhibit
10.1 and is incorporated herein by reference.

         The 2,000,000 Shares were sold by Ceres for $15.0 million, or $7.50 per Share, to investors that are primarily the same investors that participated in Ceres' equity financing in July 1998. The $7.50 per Share price was based on the market price of the Shares at the time that the private placement transaction was being negotiated. Advest, Inc. acted as financial advisor to Ceres in connection with the private placement offering. The Shares were issued in a transaction exempt from the registration requirements of Securities Act of 1933, as amended (the "Act"), and therefore, were not registered under the Act. The certificates representing the Shares contain a legend restricting transfer without compliance with the Act. Purchasers of the Shares were: Insurance Partners, L.P. ("IP Delaware"); Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda"); Medical Mutual of Ohio; LEG Partners SBIC, L.P.; Lunn-Ceres, LLC; Peter W. Nauert; Michael A. Cavataio; Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael A . Cavataio; Stifel, Nicolaus & Co., Custodian for Michael A. Cavataio IRA; Karon Hill; Val Rajic; Marc C. Krantz; Krantz Family Limited Partnership; Charles E. Miller, Jr., Glen A. Laffoon; Bruce Henry; Stifel, Nicolaus & Co., Custodian for Kenneth
A. Mannino IRA; John Cochrane; Andrew A. Boemi; and Sally J. Krogh.

         All of the Shares purchased in the private placement are subject to the Voting Agreement, dated as of July 1, 1998, by and among Ceres (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (the "Voting Agreement"), the Stockholders Agreement, dated as of July 1, 1998, by and among Ceres (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (the "Stockholders Agreement"), and the Registration Rights Agreement, dated as of July 1, 1998, as amended, between Ceres (as successor-in-interest to Central Reserve Life Corporation) and the persons and entities set forth on the signature pages attached thereto (the "Registration Rights Agreement"). The security holders, persons and entities that are parties to each of the Voting Agreement, Stockholders Agreement and Registration Rights Agreement are referred to in this Form 8-K as the "Stockholders."

         Pursuant to the Voting Agreement, the Stockholders have agreed to cause the Board of Directors of Ceres to consist of nine directors designated by the Stockholders. The Voting Agreement further provides that no Stockholder may effect, cause to be effected, or permit any voluntary or involuntary sale, assignment, or transfer ("Transfer") of any Shares or any interest therein, except for Transfers pursuant to an effective registration statement or pursuant to Rule 144 under the Act, unless the transferee agrees to be bound by the provisions of the Voting Agreement and the Stockholders Agreement and such Transfer is, where applicable, made in compliance with the terms of the Stockholders Agreement. This description of the Voting Agreement is not and does

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not purport to be complete and is qualified in its entirety by reference to the
Voting Agreement. The Voting Agreement is included in Ceres' Proxy Statement dated May 28, 1998 as Exhibit C and is incorporated herein by reference.

         Pursuant to the Stockholders Agreement, each of the Stockholders is provided certain rights in respect of its outstanding Shares in the event of certain sales of Shares by other Stockholders. Specifically, if IP Delaware and IP Bermuda (together "Insurance Partners") dispose of Shares representing more than 20% of the outstanding Shares, Insurance Partners, its affiliates, officers, directors and employees (the "IP Group") has the right to require each non-selling Stockholder (each, a "Co-Seller") to transfer a portion of its Shares which represents the same percentage of the fully diluted Shares held by such Co-Seller as the Shares being disposed of by the IP Group represent of the fully diluted Shares held by the IP Group. All Shares transferred pursuant to the foregoing provision of the Stockholders Agreement will be sold at the same price and time and otherwise be treated identically with the Shares being sold by the IP Group.

         The Stockholders Agreement further provides that if any Stockholder desires to effect a transfer of Shares (other than a transfer in an underwritten public offering pursuant to an effective registration statement under the Act) representing more than 20% of the outstanding Shares, then the selling Stockholder must make an offer to each Co-Seller to include in the proposed sale a portion of such Co-Seller's Shares which represents the same percentage of such Co-Seller's fully diluted Shares as the Shares being sold by the selling Stockholder represent of its fully diluted Shares. This description of the Stockholders Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement. The Stockholders Agreement is included in Ceres' Proxy Statement dated May 28, 1998 as Exhibit D and is incorporated herein by reference.

         The Registration Rights Agreement provides the Stockholders with certain rights to have their Shares registered pursuant to the Act. The Registration Rights Agreement provides for (1) "Demand Registration" -- if requested by 30% of the then outstanding Registrable Shares, Ceres is obligated to use its best efforts to cause such shares to be registered, subject to certain restrictions; and (2) "Piggyback Registration" -- if Ceres proposes to register any of its Shares in connection with a public distribution, Ceres will use its best effort to register any holder's "Registrable Shares", if so requested.

         As amended by Amendment No. 1 on February 17, 1999, "Registrable Shares" includes any Shares outstanding which were issued in the February 17, 1999 private placement. This description of the Registration Rights Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement. The Registration Rights Agreement is included in Ceres' Proxy Statement dated May 28, 1998 as Exhibit B and Amendment No. 1 to Registration Rights Agreement is attached to this Form 8-K as Exhibit 4.4 and each is incorporated herein by reference.



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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

    (a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

         Audited financial statements of CGIC for the years ended December 31, 1998, 1997 and 1996 will be filed not later than 60 days following the filing of this Form 8-K.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial statements of Ceres showing the effect of the acquisition of CGIC will be filed not later than 60 days following the filing of this Form 8-K.

   (c)   EXHIBITS.

         2.1 Stock Purchase Agreement dated as of November 4, 1998 between The Western and Southern Life Insurance Company and Ceres Group, Inc. (successor-in-interest to Central Reserve Life Corporation)

         4.1 Form of Voting Agreement by and among Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (Incorporated by reference to Exhibit C to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000-08483))

         4.2 Form of Stockholders Agreement by and among Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (Incorporated by reference to Exhibit D to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000-08483))

         4.3 Form of Registration Rights Agreement between Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the persons and entities set forth on the signature pages attached thereto (Incorporated by reference to Exhibit B to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000-08483))

         4.4 Amendment No. 1 to Registration Rights Agreement, dated as of February 17, 1999, between Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the persons and entities set forth on the signature pages attached thereto

         10.1 Credit Agreement, dated as of February 17, 1999, among Ceres Group, Inc., the lending institutions listed from time to time on Annex I thereto and The Chase Manhattan Bank, as Administrative Agent

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 4, 1999                               CERES GROUP, INC.



                                             By:    /s/   Charles E. Miller, Jr.
                                                    ----------------------------
                                                    Chief Financial Officer


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                                    EXHIBITS


 Exhibit No.       Exhibit
 -----------       -------

          2.1 Stock Purchase Agreement dated as of November 4, 1998 between The Western and Southern Life Insurance Company and Ceres Group, Inc. (successor-in-interest to Central Reserve Life Corporation)

          4.1 Form of Voting Agreement by and among Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (Incorporated by reference to Exhibit C to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000- 08483))

          4.2 Form of Stockholders Agreement by and among Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the security holders listed on the signature pages thereof (Incorporated by reference to Exhibit D to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000-08483))

          4.3 Form of Registration Rights Agreement between Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the persons and entities set forth on the signature pages attached thereto (Incorporated by reference to Exhibit B to Ceres' Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 26, 1998 (Reg. No. 000-08483))

          4.4 Amendment No. 1 to Registration Rights Agreement, dated as of February 17, 1999, between Ceres Group, Inc. (as successor-in-interest to Central Reserve Life Corporation) and the persons and entities set forth on the signature pages attached thereto

          10.1 Credit Agreement, dated as of February 17, 1999, among Ceres Group, Inc., the lending institutions listed from time to time on Annex I thereto and The Chase Manhattan Bank, as Administrative Agent



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